SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2008

Davi Skin, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-14297	86-0907471
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4223 Glencoe Avenue, Suite B130 Marina Rey, California	90292
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 310-827-0800

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On January 16, 2008, Davi Skin, Carlo Mondavi, Joshua LeVine and Joseph Spellman (hereinafter “Davi”), entered into a Settlement Agreement with Artist House Holdings, Inc. to resolve litigation in the matter of Artist House Holdings,Inc. v. Davi Skin, Inc., et al., (Case No. 2:06-CV-893-RLH-LRL) in the United States District Court for the District of Nevada.

In consideration of the terms and conditions set forth in this agreement, the settling parties agree that a) Davi Skin shall make a payment to Artist House in the amount of $650,000; b) Artist House shall cause to be delivered certificates representing all 566,667 shares of Davi common stock to Davi Skin; and c) Artist House shall cancel warrants to purchase 283,333 shares of Davi common stock.

The settlement agreement was conditioned upon a judgement and ban order that indicates that the settlement is in good faith, and that a ban order is necessary to ensure that defendants in the case are not subject to “claims over” for contribution, indemnification, or any other claim predicated on another party’s liability or potential liability to Artist House. On January 28, 2008, motion for Entry Of Judgement and Bar Order and the Proposed Judgement and Bar Order filed with the United States District Court for the District of Nevada.

In addition to the above disbursement, the Settlement Agreement provides for a mutual release of claims, forbearance of prosecution, and dismissal of the Lawsuit with prejudice. This Agreement does not constitute an admission by any of the Releases of any liability or wrongdoing whatsoever, including, but not limited to, any liability or wrongdoing with respect to any of the allegations in the Dispute. However the Settlement Agreement is conditioned on entry of a bar order against claims over by the non-settling defendants.

The foregoing description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to such Settlement Agreement with related exhibits, a copy of which is attached to this Form 8-K as Exhibit 10.1.

SECTION 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective January 14, 2008, Mr. Joseph Spellman resigned as a member of our board of directors. There was no known disagreement with Mr. Spellman on any matter relating to the Company’s operations, policies or practices. Mr. Spellman will continue to assist the Company on its Advisory Board.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit	Name

Exhibit 10.1	Settlement and General Release Agreement, dated January 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Davi Skin, Inc.

/s/ Munjit Johal
Munjit Johal
CFO
Date: February 1, 2008